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                                                                   EXHIBIT 10.18

                                                CONFIDENTIAL TREATMENT REQUESTED


                    AMENDMENT 1 TO MASTER PURCHASE AGREEMENT


        This Amendment 1 to Master Purchase Agreement (this "Amendment") is effective as of January 22, 2002 (the "Effective Date"), by and between HANDSPRING INC. a Delaware corporation having its principal business at 189 Bernardo Avenue, Mountain View, California 94043, USA ("Handspring"), and WAVECOM INC., a Delaware corporation with a place of business at 610 West Ash Street, CA 92101, USA ("Wavecom") and amend the Master Purchase Agreement dated June 12, 2001 (the "Agreement").

        Handspring and Wavecom are collectively referred to herein as the "Parties" and individually as a "Party".


                                    RECITALS

WHEREAS, Wavecom and Handspring have entered into the Agreement for the purchase by Handspring or its Authorized Manufacturing Partner, as defined in the Agreement, of the Product, as defined in the Agreement,

WHEREAS, pursuant to the Agreement, Handspring or its Authorized Manufacturing Partner commits to purchase [*] units of the Products in the first [*] months starting from the date the Working GPRS Software, as defined in the Agreement, is available to Handspring or the Authorized Manufacturing Partner (the "Commitment"),

WHEREAS, Wavecom and Handspring have agreed to reduce such Commitment and consequently to modify the terms of the Agreement only to the extent hereinafter defined,

THEREFORE, the Parties agree as follows:


ARTICLE 1

Wavecom and Handspring hereby agree to reduce the Commitment from [*] units to [*] units.

Such Commitment shall apply to any and all terms and obligations as per the Agreement.

HANDSPRING, INC.                               WAVECOM INC.

By::    /s/ Michael Gallucci                   Name:   /s/ H. Neoman

Title:  VP, Manufacturing                      Title:  COO

Date:   1/29/02                                Date:   1/22/2002


* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.